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                                                          Exhibit 23.1




To 4Front Technologies, Inc.










We hereby consent to the inclusion of our Report on the audited financial statements of 4Front Technologies, Inc. dated April 30, 1998, included in the Company's Annual Report on Form 10K for the fiscal year ended January 31, 1998, into the Company's Registration Statements on Form S-8, Nos 333-27905 and 333-43813.





KPMG
Chartered Accountants
Registered Auditors

London, England
April 30, 1998